Exhibit 10.2

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT dated as of June 27, 2023 (this “Agreement”) delivered to eCAPITAL HEALTHCARE CORP., a Delaware corporation (together with its successors or assigns, “Lender”) by SCILEX HOLDING COMPANY, a Delaware corporation (“Guarantor”).

RECITALS

WHEREAS, SCILEX PHARMACEUTICALS INC., a Delaware corporation (“Borrower”) and Lender have entered into that certain Credit and Security Agreement, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), under which Lender has made or may in the future make loans or extensions of credit to or for the benefit of Borrower, secured by Borrower’s personal property, including, without limitation, Borrower’s accounts receivable;

WHEREAS, Guarantor is Borrower’s Affiliate (as defined in the Credit Agreement); and

WHEREAS, it is a condition precedent to Lender’s agreement to enter into the Credit Agreement, and to make advances to Borrower thereunder, that Guarantor executes and delivers this Agreement in favor of Lender.

AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged and stipulated to by the Guarantor, the Guarantor covenants and agrees as follows.

1. Definitions. Capitalized terms shall have the meanings set forth herein, or if not defined herein, in the Credit Agreement.

2. Guaranty.

(a) The Guarantor hereby absolutely and unconditionally, guarantees the prompt, complete and full payment of all of the Borrower’s Obligations under the Credit Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, whether at the stated maturity thereof, by acceleration or otherwise, and the punctual performance and observance by the Borrower of all of the terms, covenants, conditions and agreements contained in the Credit Agreement, and agrees to pay to the Lender upon demand all losses, damages and documented out-of-pocket expenses of the Lender (including reasonable and documented out-of-pocket attorneys’ fees) resulting from or incurred in connection with (A) any breach by the Borrower of such obligations, covenants and agreements or (B) any action to enforce this Agreement (all such amounts so guaranteed and such terms, covenants, conditions and agreements so guaranteed are referred to herein as the “Guaranteed Obligations”). The Guarantor represents, warrants, acknowledges and agrees that (a) the Guarantor will benefit from the execution, delivery and performance by the Lender of the Credit Agreement and the other Loan Documents and the advancement of funds to the Borrower pursuant thereto, (b) the loan by the Lender constitutes valuable consideration to the Guarantor,

(c) this Agreement is intended to be an inducement to the Lender to execute, deliver and perform the Credit Agreement and the other Loan Documents and to extend credit to the Borrower, whether the Obligations were created or acquired before or after the date of this Agreement, and (d) the Lender is relying upon this Agreement in making the Loan and advancing funds to the Borrower. Notwithstanding any provisions of this Agreement to the contrary, it is intended that this Agreement not constitute a Fraudulent Conveyance (as defined below). Consequently, the Guarantor agrees that if this Agreement would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement shall be valid and enforceable only to the maximum extent that would not cause this Agreement to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law, order, ruling, decision or similar law, order, ruling or decision binding upon the undersigned of any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof or any court or arbitrator, as in effect from time to time.

(b) This is a continuing guarantee relating to the Guaranteed Obligations, including any renewal, modification or extension of the Guaranteed Obligations whether or not any portion of the Guaranteed Obligations has been satisfied. This Agreement is not revocable. Notwithstanding the full payment and performance of the Guaranteed Obligations, this Agreement shall remain in effect or be reinstated with respect to the Guaranteed Obligations if, in connection with bankruptcy, insolvency or similar proceedings filed by or against the Borrower, a court enters an order or judgment compelling or requiring the Lender to return any or all payments made with respect to the Guaranteed Obligations.

(c) The obligations hereunder are independent of the Obligations of the Borrower, and a separate action or actions may be brought and prosecuted against the Guarantor whether action is brought against the Borrower or whether the Borrower is joined in any such action or actions; and the Guarantor waives the benefit of any applicable statute of limitations affecting its liability hereunder or the enforcement thereof to the extent permitted by law. Any partial payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the applicable statute of limitations as to the Guarantor.

(d) The Guarantor authorizes the Lender, without notice or demand and without affecting the liability of the Guarantor hereunder or under any other document related to the Guaranteed Obligations to which the Guarantor is a party, from time to time to (a) renew, compromise, extend, amend, waive, restructure, refinance, release, accelerate or otherwise modify, amend or change the time for payment of, or otherwise modify, amend or change the terms of the Guaranteed Obligations or any part thereof, including, without limitation, increasing or decreasing the Facility Cap (as that term is defined in the Credit Agreement) or the rate of interest as stated in the Credit Agreement or otherwise; (b) accept new or additional documents, instruments or agreements relative to the Guaranteed Obligations; (c) consent to the change, restructure or termination of the corporate structure of the Borrower and correspondingly restructure the Guaranteed Obligations; (d) take and hold security or additional guarantees for the payment of this Agreement or the Guaranteed Obligations, and amend, alter, exchange, substitute, transfer,

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enforce, waive, subordinate, terminate or release any such security; (e) apply such security and direct the order or manner of sale thereof as the Lender in its discretion may determine; (f) release or substitute any one or more of the endorsers or guarantors; (g) reduce or increase the outstanding amount owed by the Borrower under the Loan Documents; (h) release any of the Collateral; (i) accept partial payment or performance on the Obligations; (j) settle, compromise, release, substitute, impair, enforce or exercise, or fail or refuse to enforce or exercise, any claims, rights, or remedies, of any kind or nature, which the Lender may at any time have against the Borrower or any other guarantor of the Obligations or any other Person, or with respect to any security interest of any kind held by the Lender at any time, whether under any Loan Document or otherwise; and (k) take or fail to take any other action whatsoever with respect to the Obligations.

(e) The Guarantor waives any right to require the Lender to (a) proceed against the Borrower or any other person; (b) proceed against or exhaust any security held from the Borrower; or (c) pursue any other remedy in the Lender’s power whatsoever. The Lender may, at its election, exercise any right or remedy it may have against the Borrower or any security held by the Lender, including, without limitation, the right to collect the Borrower’s receivables or foreclose upon any security by judicial or non-judicial sale, whether or not every aspect of any such sale is commercially reasonable, without affecting or impairing in any way the liability of the Guarantor hereunder except to the extent the Guaranteed Obligations have been paid and performed, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of the Guarantor against the Borrower or any such security, whether resulting from such election by the Lender, or otherwise. The Guarantor waives all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower. Until the Guaranteed Obligations shall have been paid and performed in full (other than indemnity obligations with respect to which no claim has been made), the Guarantor shall have no right of subrogation, and the Guarantor waives any right to enforce any remedy which the Guarantor now has or may hereafter have against the Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by the Lender. The Guarantor waives all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation, or incurring of new or additional obligations.

(f) The Guarantor hereby expressly waives, and agrees not to assert in any action to enforce this Agreement any defenses that may be asserted by the Borrower under the Credit Agreement. The Guarantor shall be primarily liable for the Guaranteed Obligations and the Lender may invoke the benefits of this Agreement without pursuing any remedies against the Borrower, without the necessity of joining all guarantors in any action hereon, and without proceeding against any collateral for such obligations.

3. [Reserved].

4. Subordination. Notwithstanding anything to the contrary contained herein or in any other document to which the Guarantor is a party, the Guarantor shall not exercise any rights

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to subrogation, reimbursement, exoneration, contribution, setoff or any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which the Guarantor may have or hereafter acquire against the Borrower or any other person in connection with or as a result of the Guarantor’s performance of this Agreement or any other document to which the Guarantor is a party, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than indemnity obligations with respect to which no claim has been made). The Guarantor shall not have or assert any such rights against the Borrower or its successors and assigns or any other person (including any surety), either directly or as an attempted set off to any action commenced against the Guarantor by the Borrower (as borrower or in any other capacity), the Lender or any other person unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than indemnity obligations with respect to which no claim has been made). The Guarantor hereby acknowledges and agrees that this subordination is intended to benefit the Lender and shall not limit or otherwise affect the Guarantor’s liability under this Agreement, under any other document to which the Guarantor is a party, or the enforceability hereof or thereof. In furtherance, and not in limitation, of the preceding subordination, the Guarantor agrees that any payments made by the Guarantor under this Agreement shall be deemed a contribution to the capital of the Borrower or other obligated party and any such payment shall not cause the Guarantor to become a creditor of the Borrower or any other such party unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full (other than indemnity obligations with respect to which no claim has been made).

5. [Reserved].

6. Representations and Warranties. The Guarantor represents, warrants and covenants as follows:

(a) The Guarantor has the full right, power and authority to execute, deliver and perform this Agreement. The Guarantor has executed and delivered this Agreement, and this Agreements constitutes the legal, valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with the terms herein.

(b) Neither the execution, delivery or performance by the Guarantor of this Agreement, nor compliance with the terms and provisions hereof by the Guarantor nor the consummation of the transactions contemplated hereby will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under any agreement or other instrument to which the Guarantor is a party.

(c) There are no actions, suits or proceedings pending or threatened against or involving the Guarantor before any court with respect to any of the transactions contemplated by this Agreement or the ability of the Guarantor to execute and deliver this Agreement and perform any of the obligations of the Guarantor hereunder.

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7. Covenants. Guarantor shall furnish to Lender, as soon as available but in any no later than 120 days after the Guarantor’s fiscal yearend, financial statements of Guarantor in a format acceptable to Lender, and verification or reasonable means to verify such information for the immediately preceding year commencing with the calendar year ending December 31, 2023. Notwithstanding the foregoing, the obligations in this Section 7 may be satisfied by furnishing Guarantor’s Form 10-K filed with the SEC.

8. The Guarantor’s Liability. The following shall constitute an “Event of Default” under this Agreement: (a) an Event of Default under any Loan Document; or (b) the failure of the Guarantor to discharge or perform any covenant contained in this Agreement or in any instrument securing this Agreement. Upon the occurrence of an Event of Default and Lender’s demand, the Guarantor shall immediately pay to the Lender an amount equal to the Guaranteed Obligations.

9. Expenses. The Guarantor agrees to pay to the Lender all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Agreement, or performance by the Lender of any obligations of the Guarantor in respect of the Collateral which the Guarantor has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Lender in respect thereof, by litigation or otherwise and all such expenses shall be Guaranteed Obligations.

10. Further Assurances. The Guarantor agrees that, from time to time upon the written request of the Lender, the Guarantor will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order fully to effect the purposes of this Agreement.

11. No Waiver. No failure on the part of the Lender to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies given to the Lender by this Agreement are cumulative and shall be in addition to and independent of all rights, powers and remedies given the Lender by virtue of any statute, rule of law, or any agreement between the Guarantor and the Lender or between the Borrower and the Lender.

12. Governing Law; Forum; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York without giving effect to its choice of law provisions; provided, however, if any provision(s) of this Agreement would violate or have the effect of violating the laws of the State of New York, but not the laws of the State of Delaware then, with respect to such provision(s), the laws of the State of Delaware shall apply. The Guarantor hereby consents to, and agrees to submit to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York, and agrees, at the Lender’s election, that any legal action or proceeding arising out of or with respect to this Agreement may be brought by the Lender, and shall be brought by the Guarantor, in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, that are located

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in New York County. The Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding brought in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York by the delivery of copies of such process to the Guarantor at its address specified below. The Guarantor hereby irrevocably and unconditionally waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which the Guarantor may now or hereafter have to the bringing or maintaining of any such action or proceeding in the Supreme Court of the State of New York or in the United States District Court for the Southern District of New York, in each case, that are located in New York County, as the Lender shall elect. Nothing herein shall affect the right of the Lender to serve process in any other manner permitted by law or otherwise proceed against the Guarantor in any other jurisdiction. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

13. Notices. Any notice or request hereunder shall be given to (i) the Guarantor at the Guarantor’s address set forth beneath its signature on the signature page to this Guaranty and (ii) to the Lender at the address set forth below, or in each case, at such other address as such party may hereafter specify in a notice given in the manner required under this Section 13. Any notice or request hereunder shall be given only by, and shall be deemed to have been received upon: (i) registered or certified mail, return receipt requested, on the date on which such received as indicated in such return receipt, (ii) delivery by a nationally recognized overnight courier, one (1) Business Day after deposit with such courier, or (iii) facsimile, pdf or other electronic transmission, in each case upon telephone or further electronic communication from the recipient acknowledging receipt (whether automatic or manual from recipient), as applicable.

If to the Lender:	eCapital Healthcare Corp. 20807 Biscayne Blvd, Suite 203 Aventura, FL 33180 Attention: Legal Department Telephone: (203) 266-3210 Email: EHCLegal@ecapital.com

With copies to:	Kincaid, Frame & Associates, Co. LPA 6151 Wilson Mills Road, Suite 310 Highland Heights, OH 44143 Attention: Timothy J. Kincaid Telephone: (440) 352-1000 Email: tkincaid@kincaidframe.com

14. Entire Agreement, Amendments, Waivers, etc. This Agreement and the other Loan Documents to which the Guarantor is a party constitute the entire agreement between the Guarantor and the Lender with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Guarantor and the Lender. Any such amendment or waiver shall be binding upon

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the Lender and the Guarantor. This Agreement is not intended to benefit or confer any rights upon the Borrower or upon any third party other than the Lender, who is the intended beneficiary hereof and for whose benefit this Agreement is explicitly made.

15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Guarantor and the Lender. The Lender may without notice assign this Agreement in whole or in part. This Agreement shall, without further reference, pass to and may be relied upon and enforced by any successor or assignee of the Lender and any transferee or subsequent holder of any of the Guaranteed Obligations.

16. Miscellaneous. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and the Guarantor may execute this Agreement by signing any such counterpart. This Agreement may be executed by facsimile transmission or other electronic means, which facsimile or other electronic signatures shall be considered original executed counterparts, and the Guarantor agrees to be bound by the Guarantor’s facsimile or other electronic signature. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the intentions of the Lender as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed as of the day and year first above written.

GUARANTOR

SCILEX HOLDING COMPANY
a Delaware corporation

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer

Address for Notice:
Scilex Holding Company
960 San Antonio Road
Suite 100
Palo Alto, CA 94303
Attention: Jaisim Shah
Telephone: [***]
Email: [***]

With copy to (which shall not constitute notice):

Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
Attention: Elizabeth Razzano
Telephone: (650) 320-1895
Email: elizabethrazzano@paulhastings.com

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